Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of our reports dated June 10, 2014, relating to the financial statements and financial highlights which appear in the April 30, 2014 Annual Report to Shareholders of Fidelity Hereford Street Trust: Fidelity Government Money Market Fund and Fidelity Treasury Only Money Market Fund and of our report dated June 13, 2014, relating to the financial statements and financial highlights which appears in the April 30, 2014 Annual Report to Shareholders of Fidelity Hereford Street Trust: Fidelity Money Market Fund which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers PricewaterhouseCoopers Boston, Massachusetts June 24, 2014